Exhibit 10.1

CONFIDENTIAL Execution Version

AMENDMENT #1 TO EXCLUSIVE LICENSE AGREEMENT

This Amendment #1 (this “Amendment”), dated as of May 2, 2022 (the “Amendment Effective Date”), is by and between EyePoint Pharmaceuticals, Inc., a Delaware corporation having offices at 480 Pleasant Street, Watertown, MA 02472 (“EyePoint”), and Equinox Sciences, LLC, a Delaware limited liability company having offices at 11780 U.S. Hwy One, Suite 202, Palm Beach Gardens, FL 33408 (“Equinox”), and amends that certain Exclusive License Agreement, effective as of February 3, 2020, between EyePoint and Equinox (the “License Agreement”). Capitalized terms used in this Amendment without definition shall have the meanings given those terms in the License Agreement.

WHEREAS, the Parties entered into the License Agreement pursuant to which EyePoint exclusively licensed from Equinox certain intellectual property rights related to the Compound to develop, manufacture, use and distribute Licensed Products in the Field in the Territory;

WHEREAS, concurrently with the execution of this Amendment, EyePoint and Betta Pharmaceuticals Co., Ltd., an Affiliate of Equinox, are entering into the exclusive license agreement referenced in Section 2.5 of the License Agreement (the “EYP-1901 License Agreement”); and

WHEREAS, the Parties desire to amend the License Agreement as further described below.

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Amendments. The License Agreement is hereby amended as of the Amendment Effective Date as follows:

The definition of Field in Section 1.35 of the License Agreement is hereby deleted and replaced in its entirety with the following: ““Field” means the prevention or treatment of ophthalmology indications using EyePoint’s proprietary localized delivery technologies such as Durasert, Verisome, or other localized delivery technologies that EyePoint develops, acquires or licenses.” Section 2.4 of the License Agreement is hereby deleted and replaced in its entirety with the following: “Removed and Reserved.” The language from and after “for (a)...” in the last sentence of Section 3.7 of the License Agreement is hereby deleted and replaced in its entirety with a reference to “in the Field.”

2.
Representations and Warranties. Each Party hereby makes to the other Party as of the Amendment Effective Date the representations and warranties set forth in Section 7.1 of the License Agreement as to the License Agreement, as amended by this Amendment.
3.
Effect of Amendment. Except to the extent specifically provided in this Amendment, this Amendment shall not amend, modify or otherwise alter the License Agreement.
4.
Governing Law. This Amendment and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to conflicts of laws principles which would direct the application of the laws of another jurisdiction.

5. Counterparts. This Amendment may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Amendment from separate computers or printers. Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

EYEPOINT PHARMACEUTICALS, INC.

By: /s/ Nancy Lurker

Name: Nancy Lurker

Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

EQUINOX SCIENCES, LLC

By: /s/ Kevin Sang

Name: Kevin Sang

Title: Chief Operating Officer